UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2004

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 10, 2004, upon the recommendation of the Governance Committee, the Board of Directors of Pentair, Inc. authorized an amendment to the Pentair, Inc. Outside Director’s Nonqualified Stock Option Plan to allow a director to attest to stock ownership in an amount sufficient for the payment for stock acquired pursuant to the exercise of an option.

On December 10, 2004, the Board of Directors approved the following changes to director compensation;

•	a $20,000 supplement to the annual retainer for the lead director, effective November 1, 2004; and

•	Audit Committee members will receive $9,000 per year, an increase of $5,000, effective January 1, 2004, with a supplement of $20,000 for the Audit Committee chair, effective November 1, 2004.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

The following exhibits are provided as part of the information furnished under Item 1.01 of this Current Report on Form 8-K:

Exhibit	Description
10.1	Amendment to the Pentair, Inc. Outside Directors Nonqualified Stock Option Plan.

10.2	Summary of Board of Director Compensation, approved December 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 16, 2004.

PENTAIR, INC.
Registrant

By	/s/ David D. Harrison
David D. Harrison
Executive Vice President and Chief Financial Officer
(Chief Accounting Officer)

PENTAIR, INC.

Exhibit Index to Current Report on Form 8-K

Dated December 10, 2004

Exhibit Number	Description
10.1	Amendment to the Pentair, Inc. Outside Directors Nonqualified Stock Option Plan.

10.2	Summary of Board of Director Compensation, approved December 10, 2004.